                                                                    EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE


CNT ACQUIRES LEADING INDEPENDENT STORAGE SOLUTIONS PROVIDER: BI-TECH


MINNEAPOLIS, JUNE 24, 2002 - CNT(R) (Nasdaq: CMNT), the global specialist in storage networking, today announced that it has acquired London, England - based, BI-Tech Solutions, a privately held, leading provider of storage management solutions and services. The acquisition further strengthens CNT's Storage Solutions organization, which provides companies with end-to-end storage solutions that deliver on requirements for data availability and management, business continuance and disaster recovery.

The transaction is a stock purchase agreement for $12 million in cash, plus the assumption of approximately $3.6 million of liabilities and includes the acquisition of approximately $8.7 million of tangible assets. The agreement also includes an incentive payout, estimated to be approximately $15 million, based upon earnings over the next two years and has been approved by both companies' boards of directors.

With the acquisition, CNT gains BI-Tech's family of integrated storage solutions including consulting, implementation, managed services, hardware and software. CNT also acquires BI-Tech's employees, with operations in the United Kingdom and Sweden.

"BI-Tech has an impressive customer base, an excellent reputation and unique expertise in the storage solutions industry. This acquisition should be accretive immediately. It augments CNT's strong Storage Solutions offering, complements our acquisition of Articulent in April 2001 and provides us with a European presence in the storage solutions marketplace," said Tom Hudson, chairman, president and chief executive officer of CNT. "Over the last year, our solutions organization has grown substantially and we see this as a tremendous growth opportunity for the future. The acquisition of BI-tech enhances our portfolio of comprehensive storage solutions and gives us access to a broader base of customers and potential revenue. The end result is that CNT is a stronger enterprise storage networking company."

ABOUT BI-TECH
BI-Tech Solutions - Europe's leading vendor independent storage solutions company, is focused on the design, deployment and management of Enterprise Storage Networks and Enterprise Business Recovery Solutions for business critical distributed and e-business systems. Founded in 1998, the company provides professional services, specialized consulting, implementation, and critical infrastructure solutions to manage and monitor data.

ABOUT CNT
CNT is the global storage networking specialist and a pioneer in IP storage solutions. Innovative products and services from CNT help IT professionals design and implement cost-effective storage solutions that span diverse servers, storage systems and networks--enabling enterprise-wide data access and protection. For information, visit CNT's Web site at http://www.cnt.com or call 763-268-6000.

All brand names and product names are trademarks or registered trademarks of their respective companies.


FOR ADDITIONAL INFORMATION, CONTACT:
Greg Barnum, VP of Finance & CFO
763-268-6110; greg_barnum@cnt.com

MEDIA CONTACT, EUROPE:
Anne Harding
The Message Machine Limited
(01895) 631448 - Office
(07887) 682943 - Mobile

MEDIA CONTACTS, US:
Jennifer Weidauer                                                     Amy Fisher
CNT                                                      Padilla Speer Beardsley
763-268-8367                                                        612-455-1773

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, and other plans, objectives, expectations and intentions that are not historical fact.

The words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends in various geographic markets; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features; (vi) technological change affecting our products and
(vii) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.